Exhibit 99.1

April 12, 2013 Dear Stockholder: Inland American made its first hotel purchase in 2007, and since that time the company has assembled a $3.3 billion portfolio containing 16,345 rooms. The recession hit the lodging industry hard across the board, but a true recovery can now be seen in occupancy and operating performance. For three consecutive years, lodging fundamentals have increased from their 2009 lows, and we believe additional growth is in store for the sector. The driver of these improvements has been the correlation between increasing demand and the lack of new supply, particularly in the luxury and upper-upscale segments. With our recent upper-upscale property acquisitions, we have been able to steadily improve both the quality and performance of our portfolio. Interestingly, the lodging segment has not shown a proportionate increase in the acquisition price of hotels. This dynamic (higher earnings, no price growth) is providing us an opportunity to invest in luxury, upper-upscale and urban-upscale properties in top 25 markets at attractive pricing. We believe the continued transformation of our lodging portfolio - by selling certain limited service hotels in suburban markets and recycling that capital into more urban, upper-upscale properties, with significant barriers for new hotel development - will provide our investors the best blend of current cash flows and an opportunity for capital appreciation. 2012 Year-End Financials Inland American ended 2012 with over $10.8 billion in assets. Our portfolio consists of 794 properties totaling 45.6 million square feet of retail, office and industrial space, 5,311 conventional apartment units, 5,212 student housing beds and 16,345 hotel rooms. Our funds from operations (FFO)a grew to $477 million, or $0.54 per share. Our distribution declared totaled $440 million, or $0.50 per share to our stockholders for the year. Including the distributions from 2012, Inland American has now distributed $2.4 billion to our stockholders since inception. We ended the year with $221 million in cash and a weighted average interest rate of 5.1% on $6 billion of mortgages, notes and margins. Andaz San Diego Grand Bohemian Hotel – Orlando, FL Recent Hotel Acquisitions

Other key financial and portfolio highlights include: . Same-store net operating income (NOI) grew 3% over 2011 to $680 million, primarily driven by increases in our multi-family and lodging sectors. . We completed and opened our new premier student housing community at the University of Central Florida, which won the “Best in American Living” award from the National Association of Home Builders. . Acquired 13 properties totaling $727 million consisting of 7 hotel properties or 2,624 rooms, 3 retail properties and an outparcel totaling 554,026 square feet, and 2 student housing assets with 1,264 beds. . Continued to execute on our disposition strategy by selling 166 properties (143 bank branches, 2 industrial complexes, 4 apartment assets, 4 retail properties and 13 limited service hotels) for a total of $604 million. Replay of Year-End 2012 Earnings Call All stockholders are invited to listen to the replay of the year-end 2012 earnings call that was held on Friday, April 5, 2013. The replay is available on Inland American’s website at www.inlandamerican.com. Cash Distribution Enclosed is a check for your cash distribution equaling $0.04167 per share for the month of March 2013. Inland American’s distribution is paid monthly at an annualized rate equal to $0.50 per share. This equates to a 7.2% annualized yield based on our current estimated per share value. If you have invested through a trustee or participate in Direct Deposit or the Distribution Reinvestment Plan, a distribution statement is enclosed in lieu of a check. Sincerely, INLAND AMERICAN REAL ESTATE TRUST, INC. Robert D. Parks Thomas P. McGuinness Chairman of the Board President cc: Trustee Broker Dealer Financial Advisor (a) FFO is a non-GAAP financial measure. Please review our recently filed 10K for a reconciliation of the most direct comparable GAAP measure. The statements and certain other information contained in this letter, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “continue,” “remains,” “intend,” “aim,” “towards,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” “position,” “probable,” “committed,” “achieve,” and “focused,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.